FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 26, 2006
KAISER ALUMINUM & CHEMICAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	1-3605	94-0928288
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

27422 Portola Parkway, Suite 350
Foothill Ranch, California	92610-2831
(Address of Principal Executive Offices)	(Zip Code)
(949) 614-1740
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Extension of Expiration Dates for Post Petition Credit Facility and Exit Financing Commitment
As previously disclosed, before Kaiser Aluminum & Chemical Corporation (the “Company”) can emerge from Chapter 11, among other things, the United States District Court (the “District Court”) must adopt or separately affirm the confirmation order in respect of the Company’s and certain of its other debtor subsidiaries joint plan of reorganization (the “Kaiser Aluminum Amended Plan”), which was issued by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in February 2006. The District Court has scheduled a hearing for May 11, 2006.
As previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”), the Company’s current financing arrangement with lenders (the “DIP Facility”) and the commitment that the Company has received from lenders for an exit financing arrangement (the “Exit Financing Commitment”) were both set to expire on May 11, 2006. The Company also previously disclosed that it had begun discussions with the agent bank for the DIP Facility and the Exit Financing Commitment for a short-term extension of both arrangements in case it was unable to emerge before May 11, 2006.
Given that the District Court is not scheduled to hold a hearing on the Kaiser Aluminum Amended Plan until May 11, 2006, the Company concluded that extensions of the DIP Facility and the Exit Financing Commitment were necessary, as, even if the District Court were to adopt or separately affirm the confirmation in respect of the Kaiser Aluminum Amended Plan at the May 11, 2006 hearing (for which there can be no assurances), pursuant to federal procedural requirements, the Company would not be able to emerge until at least ten days after the District Court’s order was entered to assure that any such adoption or affirmation of the Kaiser Aluminum Amended Plan that may be received from the District Court is not stayed. (Note 1 of Notes to Consolidated Financial Statements in the 2005 Form 10-K contains additional discussion regarding the conditions to emergence).
Accordingly, the Company and the lenders under its DIP Facility and its Exit Financing Commitment have subsequently agreed to: (a) an initial extension of the DIP Facility and the Exit Financing Commitment to May 17, 2006; and (b) a further extension of the DIP Facility and the Exit Financing Commitment to the earlier of August 31, 2006 or the emergence date. Copies of the applicable extension agreements are attached hereto and are herein incorporated by reference. On April 14, 2006, the Company received approval from the Bankruptcy Court to enter into the extensions of the DIP Facility and the Exit Financing Commitment to May 17, 2006. The Bankruptcy Court is expected to rule on the further extension of the DIP Facility and the Exit Financing Commitment at or before a regularly scheduled hearing on May 15, 2006. The Company and the lenders ultimately completed the execution of the necessary agreements to extend the DIP Facility and the Exit Financing Commitment initially to May 17, 2006 (and upon approval of the Bankruptcy Court to August 31, 2006) on April 26, 2006.
No assurances can be provided as to whether or when the District Court will adopt or affirm the confirmation order in respect of the Kaiser Aluminum Amended Plan, as to whether a stay may be sought or obtained by a party appealing any such adoption or affirmation order issued by the District Court or as to whether or when the remaining conditions to emergence will be satisfied.
Extension of Expiration Date of Agreement with Edward F. Houff
On April 26, 2006, the Company and Edward F. Houff, its Chief Restructuring Officer entered into an Amended and Restated Non-Exclusive Consulting Agreement (the “Extension”) extending the term of Mr. Houff’s engagement through June 30, 2006, and securing Mr. Houff’s services as Chief Restructuring Officer through the earlier of the Company’s emergence from Chapter 11 and June 30, 2006. Pursuant to the Extension, Mr. Houff will continue to provide services to the Company in exchange for a monthly base fee, plus an additional hourly amount for each hour worked in excess of monthly thresholds, subject to monthly caps, all as more fully set forth in the agreement. In addition, the Company will reimburse Mr. Houff for reasonable and customary expenses incurred while providing consulting services to the Company. A copy of the Extension is attached hereto as Exhibit 10.1 and is herein incorporated by reference.

Item 8.01 Other Events
On April 27, 2006, the Company and the International Brotherhood of Teamsters announced the ratification of a new three-year contract covering approximately 125 union members at the Company’s Los Angeles facility. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
( c ) Exhibits
* 4.1 Second Amendment to Secured Super-Priority Debtor-In-Possession Revolving Credit And Guaranty Agreement, dated April 26, 2006
* 4.2 Amendment No. 2 to Commitment Letter, dated April 26, 2006
* 4.3 Amendment No. 3 to Commitment Letter, dated April 26, 2006
* 10.1 Amended and Restated Non-Exclusive Consulting Agreement, dated April 26, 2006, with Edward F. Houff
* 99.1 Press Release dated April 27, 2006

*	Included with this filing.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM & CHEMICAL CORPORATION (Registrant)
	By:	/s/ Daniel D. Maddox
Dated: April 28, 2006		Daniel D. Maddox
Vice President and Controller

INDEX TO EXHIBITS

Exhibit
Number	Description
* 4.1	Second Amendment to Secured Super-Priority Debtor-In-Possession Revolving Credit And Guaranty Agreement, dated April 26, 2006

* 4.2	Amendment No. 2 to Commitment Letter, dated April 26, 2006

* 4.3	Amendment No. 3 to Commitment Letter, dated April 26, 2006

* 10.1	Amended and Restated Non-Exclusive Consulting Agreement, dated April 26, 2006, with Edward F. Houff

* 99.1	Press Release dated April 27, 2006

*	Included with this filing.